FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

New Vehicle, Used Vehicle, and Finance & Insurance Gross Per Unit Remain Strong

Record Q4 and Full Year Retail Automotive Service and Parts Revenue and Related Gross Profit

Q4 Same-Store Service & Parts Revenue Increases 5%

1,178,411 Shares Repurchased in 2025, or 1.8% of Outstanding Shares

Board of Directors Declares Increase in Cash Dividend to $1.40 Per Share
BLOOMFIELD HILLS, MI, February 11, 2026 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced fourth quarter and twelve months 2025 results. For the quarter, revenue was $7.8 billion compared to $8.1 billion for the same period in 2024. Net income attributable to common stockholders was $186.1 million compared to $249.3 million in the prior year period, and related earnings per share was $2.83 compared to $3.73 for the same period in 2024. These GAAP results include certain impairments and other charges, as well as the full quarterly results of Penske Motor Group in both periods, which is required by GAAP for common control transactions (see page 15 below). Excluding certain impairments and other charges, adjusted net income decreased 23% to $191.5 million and adjusted earnings per share decreased 22% to $2.91. Foreign currency exchange positively impacted revenue by $113.3 million, net income attributable to common stockholders by $0.7 million, and earnings per share by $0.01.
Commenting on the Company's results, Chair Roger Penske said, "In 2025, our business delivered over 504,000 retail auto and commercial truck units, generated nearly $32 billion in revenue and $1.3 billion in earnings before taxes. Our diversified model remains resilient as vehicle inventory remains in good shape, service and parts remain strong, and our costs remain well controlled. I was pleased with how our team performed during the fourth quarter in light of the difficult quarter-over-quarter comparisons, including the impact to auto sales from pull forward activity, the continuing weakness in the commercial truck freight market, and the macro-economic environment in the U.K.” Penske continued, “Over the last two years, we completed divestitures of 23 non-strategic retail automotive dealerships representing nearly 21,000 new and used units and $700 million in revenue. In addition, over the last few months, we announced acquisitions of two Toyota dealerships and four Lexus dealerships representing approximately $2 billion in estimated annualized revenue that will drive further scale and growth for Penske Automotive Group.”
For the twelve months ended December 31, 2025, revenue remained flat from the same period in 2024 to $31.8 billion. Net income attributable to common stockholders decreased 4% to $935.4 million compared to $968.9 million in the prior year period, and related earnings per share decreased 3% to $14.13 compared to $14.49 for the same period in 2024. These GAAP results include certain impairments and other charges, as well as the full year results of Penske Motor Group in both periods, which is required by GAAP for common control transactions (see page 15 below). Excluding certain impairments and other charges and gain on sale of a dealership in the first quarter of 2025 as reconciled in the attached schedules, adjusted net income

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decreased 5% to $922.8 million and adjusted earnings per share decreased 4% to $13.94. Foreign currency exchange positively impacted revenue by $302.3 million, net income attributable to common stockholders by $2.5 million, and earnings per share by $0.04.
Retail Automotive Dealerships
For the three months ended December 31, 2025, total new units delivered decreased 10%. New units decreased 8% in the U.S. and declined 14% internationally. The decrease is attributed to 2,000 units from divestitures and lower sales of certain premium brands in both the U.S. and U.K. markets. These certain premium brands declined 20% in the U.S. from pull forward activity from tariffs and the expiration of BEV tax credits, while the decline in the U.K. is principally related to the weak operating environment. In addition, Q4 was impacted by an 800 unit decline on sales of Land Rover/Jaguar units primarily related to inventory constraints from the OEM cyber incident. Used units delivered decreased 6%, consisting of a 3% decrease in the U.S. and a 9% decrease internationally. The used unit decline is attributed to 1,650 units from divestitures and a 1,000 unit, or 22% decline, at Sytner Select locations. Total retail automotive revenue decreased 5% to $6.7 billion and decreased 4% on a same-store basis. Total retail automotive gross profit decreased 6% to $1.1 billion and decreased 5% on a same-store basis.
For the twelve months ended December 31, 2025, total new units delivered decreased 2%. Used units delivered decreased 11%. The decrease in used units internationally is largely attributable to the previously announced realignment of the Company's U.K. used only dealerships to Sytner Select as we either closed or sold four locations to focus on retailing fewer units at better margin and lower costs. Total retail automotive revenue was consistent with the prior year at $27.5 billion and remained flat on a same-store basis. Total retail automotive gross profit increased 1% to $4.5 billion, and same-store gross profit increased 1%, driven by a 7% increase in same-store service and parts.
Retail Commercial Truck Dealerships
For the three months ended December 31, 2025, the Company’s retail commercial truck dealerships retailed 3,789 new and used units and generated $725.4 million in revenue and $33.8 million in earnings before taxes. This compares to new and used units of 4,432, revenue of $773.7 million, and $44.8 million in earnings before taxes during the same period in the prior year as continued weakness in the freight market impacted new and used truck demand, OEM new truck orders, and truck gross profit per unit. For the twelve months ended December 31, 2025, revenue decreased 3% to $3.4 billion from $3.5 billion and decreased 6% on a same-store basis, and earnings before taxes was $174.7 million compared to $203.6 million in the prior year period.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 396,600 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and twelve months ended December 31, 2025, the Company recorded $47.6 million and $192.8 million in earnings compared to $52.3 million and $198.0 million for the same periods in 2024 as continued weakness in the freight market drove a decline in rental revenue, coupled with lower gain on the sale of used trucks, partially offset by fleet and cost reductions.
Corporate Development, Capital Allocation, Liquidity, and Leverage
The Company's strong balance sheet, cash flow generation, and best in class leverage continue to support our flexible capital allocation approach. In January 2026, the Company announced that it signed an agreement to acquire Lexus of Orlando and Lexus of Winter Park, both located in the Orlando metropolitan area of Central Florida. The acquisition is expected to add

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$450 million in annualized revenue. Closing of the transaction is expected to occur during the first quarter of 2026 and is subject to customary conditions. The Company expects to fund the purchase price using cash flow from operations and availability under its U.S. credit agreement.
During November 2025, the Company acquired Penske Motor Group, which owns and operates two Lexus brand locations and one Toyota brand location in California and one Toyota brand location in Texas, including Longo Toyota, the largest Toyota brand dealership in the U.S., with expected revenue of $1.5 billion. Also, the Company's Board of Directors approved an increase in the quarterly dividend of 1.4%, or $0.02 per share, to $1.40 per share representing a forward dividend yield of 3.4%. The increase represents the Company’s 21st consecutive quarterly increase. On a trailing twelve-month basis, the dividend payout ratio is 37.9%. The dividend is payable March 5, 2026, to shareholders of record as of February 25, 2026.
During September 2025, we repaid in full at scheduled maturity our $550 million of 3.50% senior subordinated notes due September 1, 2025. During the twelve months ended December 31, 2025, the Company repurchased 1,178,411 shares of common stock, or approximately 1.8% of its outstanding shares. As of December 31, 2025, $247.5 million remained outstanding and available for repurchases under our securities repurchase program. As of December 31, 2025, the Company had approximately $1.6 billion in liquidity, including $65 million in cash and $1.5 billion of availability under its U.S. and international credit agreements. The Company’s leverage ratio at December 31, 2025, was 1.5x.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the fourth quarter of 2025 on Wednesday, February 11, 2026, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (800) 715-9871 [International, please dial (646) 307-1963] using access code 9658297. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the fourth quarter and full year 2025 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 27,700 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 42,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 396,600 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted revenue, adjusted gross profit, adjusted net income, adjusted earnings per share, adjusted earnings before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, adjusted selling, general, and administrative expenses, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release.

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The Company believes that these widely accepted financial measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance, expectations, acquisition activity, future plans, and future revenues. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, our ability to complete customary acquisition closing conditions, those related to macro-economic, geo-political and industry conditions and events, including their impact on sales of new and used vehicles, service and parts, and repair and maintenance services, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to Penske Transportation Solutions ("PTS") and Premier Truck Group, and other freight metrics such as spot rates or miles driven, personal discretionary spending levels, interest rates, foreign currency exchange rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, tariffs and non-tariff trade barriers, any shortages of vehicle components, international conflicts, challenges in sourcing labor, labor strikes, work stoppages, or other disruptions; the control our manufacturer partners can exert over our operations and our reliance on them for various aspects of our business; risks to our reputation and those of our manufacturer partners; changes in the retail model from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; disruptions to the security and availability of our information technology systems and those of our third party providers, which systems are increasingly threatened by ransomware and other cyber-attacks; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the impact of tariffs targeting imported vehicles and parts, as well as changes or increases in tariffs, trade restrictions, trade disputes, or non-tariff trade barriers; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on our acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes, or work stoppages by its employees, a reduction in PTS' asset utilization rates, the cost of acquiring and the continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, including with respect to the effect of various regulations concerning its vehicle fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process, emissions standards, or electrification; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risks and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2024, its Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30,

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2025, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Revenue	$7,769.2	$8,077.6	(3.8)%	$31,808.5	$31,864.8	(0.2)%
Cost of Sales	6,525.4	6,764.5	(3.5)%	26,591.5	26,647.7	(0.2)%
Gross Profit	$1,243.8	$1,313.1	(5.3)%	$5,217.0	$5,217.1	—%
SG&A Expenses	924.0	924.0	—%	3,764.0	3,685.7	2.1%
Depreciation	44.8	41.8	7.2%	172.3	161.3	6.8%
Operating Income	$275.0	$347.3	(20.8)%	$1,280.7	$1,370.1	(6.5)%
Floor Plan Interest Expense	(41.4)	(48.2)	(14.1)%	(170.6)	(193.1)	(11.7)%
Other Interest Expense	(25.7)	(23.7)	8.4%	(91.6)	(87.9)	4.2%
Gain on Sale of Dealership	—	—	nm	52.3	—	nm
Equity in Earnings of Affiliates	47.6	52.7	(9.7)%	192.9	200.7	(3.9)%
Income Before Income Taxes	$255.5	$328.1	(22.1)%	$1,263.7	$1,289.8	(2.0)%
Income Taxes	(68.8)	(77.9)	(11.7)%	(325.8)	(316.4)	3.0%
Net Income	$186.7	$250.2	(25.4)%	$937.9	$973.4	(3.6)%
Less: Income Attributable to Non-Controlling Interests	0.6	0.9	(33.3)%	2.5	4.5	(44.4)%
Net Income Attributable to Common Stockholders	$186.1	$249.3	(25.4)%	$935.4	$968.9	(3.5)%

Amounts Attributable to Common Stockholders:
Net Income	$186.7	$250.2	(25.4)%	$937.9	$973.4	(3.6)%
Less: Income Attributable to Non-Controlling Interests	0.6	0.9	(33.3)%	2.5	4.5	(44.4)%
Net Income Attributable to Common Stockholders	$186.1	$249.3	(25.4)%	$935.4	$968.9	(3.5)%
Income Per Share	$2.83	$3.73	(24.1)%	$14.13	$14.49	(2.5)%
Weighted Average Shares Outstanding	65.8	66.8	(1.5)%	66.2	66.9	(1.0)%

nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	December 31,	December 31,
	2025	2024
Assets:
Cash and Cash Equivalents	$64.7	$83.6
Accounts Receivable, Net	1,070.3	1,037.2
Inventories	4,814.7	4,710.7
Other Current Assets	242.9	214.8
Total Current Assets	6,192.6	6,046.3
Property and Equipment, Net	3,224.6	3,037.8
Operating Lease Right-of-Use Assets	2,543.8	2,582.6
Intangibles	3,599.9	3,517.0
Other Long-Term Assets	2,036.8	1,937.2
Total Assets	$17,597.7	$17,120.9

Liabilities and Equity:
Floor Plan Notes Payable	$2,532.8	$2,570.5
Floor Plan Notes Payable – Non-Trade	1,561.5	1,512.4
Accounts Payable	899.8	859.1
Accrued Expenses and Other Current Liabilities	930.0	917.4
Current Portion Long-Term Debt	355.0	721.2
Total Current Liabilities	6,279.1	6,580.6
Long-Term Debt	1,810.5	1,130.8
Long-Term Operating Lease Liabilities	2,461.5	2,504.5
Other Long-Term Liabilities	1,465.7	1,486.5
Total Liabilities	12,016.8	11,702.4
Equity	5,580.9	5,418.5
Total Liabilities and Equity	$17,597.7	$17,120.9

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Geographic Revenue Mix:
North America	63.6%	64.3%	63.0%	61.8%
U.K.	23.7%	26.1%	26.2%	29.3%
Other International	12.7%	9.6%	10.8%	8.9%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,740.5	$7,079.8	$27,474.6	$27,565.8
Retail Commercial Truck	725.4	773.7	3,411.3	3,521.1
Commercial Vehicle Distribution and Other	303.3	224.1	922.6	777.9
Total	$7,769.2	$8,077.6	$31,808.5	$31,864.8

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,065.0	$1,129.2	$4,482.4	$4,454.4
Retail Commercial Truck	121.4	138.1	542.3	584.5
Commercial Vehicle Distribution and Other	57.4	45.8	192.3	178.2
Total	$1,243.8	$1,313.1	$5,217.0	$5,217.1

Gross Margin:
Retail Automotive	15.8%	15.9%	16.3%	16.2%
Retail Commercial Truck	16.7%	17.8%	15.9%	16.6%
Commercial Vehicle Distribution and Other	18.9%	20.4%	20.8%	22.9%
Total	16.0%	16.3%	16.4%	16.4%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating Items as a Percentage of Revenue:
Gross Profit	16.0%	16.3%	16.4%	16.4%
Selling, General and Administrative Expenses	11.9%	11.4%	11.8%	11.6%
Operating Income	3.5%	4.3%	4.0%	4.3%
Income Before Income Taxes	3.3%	4.1%	4.0%	4.0%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	74.3%	70.4%	72.1%	70.6%
Adjusted Selling, General, and Administrative Expenses(1)	73.7%	70.3%	71.5%	70.6%
Operating Income	22.1%	26.4%	24.5%	26.3%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Amounts in Millions)	2025	2024	2025	2024

EBITDA(1)	$326.0	$393.6	$1,527.6	$1,539.0
Adjusted EBITDA(1)	$329.3	$379.9	$1,459.2	$1,485.7
Floor Plan Credits	$15.3	$18.9	$64.9	$65.6
Rent Expense	$71.5	$69.6	$282.4	$274.2
_______________________
(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Retail Automotive Units:
New Retail	52,907	60,727	(12.9)%	215,536	224,356	(3.9)%
Used Retail	52,571	55,869	(5.9)%	226,301	255,228	(11.3)%
Total Retail	105,478	116,596	(9.5)%	441,837	479,584	(7.9)%
New Agency	11,471	11,105	3.3%	43,966	40,548	8.4%
Total Retail and Agency	116,949	127,701	(8.4)%	485,803	520,132	(6.6)%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$3,221.3	$3,605.2	(10.6)%	$12,855.4	$12,960.6	(0.8)%
Used Vehicles	2,118.6	2,094.3	1.2%	8,941.1	9,040.0	(1.1)%
Finance and Insurance, Net	199.8	210.8	(5.2)%	816.5	841.0	(2.9)%
Service and Parts	844.8	805.0	4.9%	3,377.9	3,182.8	6.1%
Fleet and Wholesale	356.0	364.5	(2.3)%	1,483.7	1,541.4	(3.7)%
Total Revenue	$6,740.5	$7,079.8	(4.8)%	$27,474.6	$27,565.8	(0.3)%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$273.2	$333.8	(18.2)%	$1,161.0	$1,231.8	(5.7)%
Used Vehicles	93.0	99.1	(6.2)%	469.2	465.4	0.8%
Finance and Insurance, Net	199.8	210.8	(5.2)%	816.5	841.0	(2.9)%
Service and Parts	488.0	468.9	4.1%	1,973.8	1,847.5	6.8%
Fleet and Wholesale	11.0	16.6	(33.7)%	61.9	68.7	(9.9)%
Total Gross Profit	$1,065.0	$1,129.2	(5.7)%	$4,482.4	$4,454.4	0.6%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,339	$58,907	2.4%	$59,127	$57,342	3.1%
Used Vehicles	40,301	37,485	7.5%	39,510	35,420	11.5%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,689	$5,071	(7.5)%	$4,920	$5,098	(3.5)%
Used Vehicles	1,770	1,773	(0.2)%	2,074	1,824	13.7%
Finance and Insurance (excluding agency)	1,857	1,778	4.4%	1,812	1,724	5.1%
Agency	2,523	2,639	(4.4)%	2,649	2,516	5.3%

Retail Automotive Gross Margin:
New Vehicles	8.5%	9.3%	(80)bps	9.0%	9.5%	(50)bps
Used Vehicles	4.4%	4.7%	(30)bps	5.2%	5.1%	+10bps
Service and Parts	57.8%	58.2%	(40)bps	58.4%	58.0%	+40bps
Fleet and Wholesale	3.1%	4.6%	(150)bps	4.2%	4.5%	(30)bps
Total Gross Margin	15.8%	15.9%	(10)bps	16.3%	16.2%	+10bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	47.8%	50.9%	(310)bps	46.8%	47.0%	(20)bps
Used Vehicles	31.4%	29.6%	+180bps	32.5%	32.8%	(30)bps
Finance and Insurance, Net	3.0%	3.0%	—bps	3.0%	3.1%	(10)bps
Service and Parts	12.5%	11.4%	+110bps	12.3%	11.5%	+80bps
Fleet and Wholesale	5.3%	5.1%	+20bps	5.4%	5.6%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	25.7%	29.6%	(390)bps	25.9%	27.7%	(180)bps
Used Vehicles	8.7%	8.8%	(10)bps	10.5%	10.4%	+10bps
Finance and Insurance, Net	18.8%	18.7%	+10bps	18.2%	18.9%	(70)bps
Service and Parts	45.8%	41.5%	+430bps	44.0%	41.5%	+250bps
Fleet and Wholesale	1.0%	1.4%	(40)bps	1.4%	1.5%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Retail Automotive Same-Store Units:
New Retail	52,282	58,943	(11.3)%	206,331	213,249	(3.2)%
Used Retail	52,145	54,037	(3.5)%	218,702	238,402	(8.3)%
Total Retail	104,427	112,980	(7.6)%	425,033	451,651	(5.9)%
New Agency	11,471	10,539	8.8%	43,966	37,871	16.1%
Total Retail and Agency	115,898	123,519	(6.2)%	468,999	489,522	(4.2)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$3,182.1	$3,518.4	(9.6)%	$12,308.2	$12,359.9	(0.4)%
Used Vehicles	2,099.3	2,041.3	2.8%	8,590.9	8,548.9	0.5%
Finance and Insurance, Net	198.5	205.5	(3.4)%	797.4	804.2	(0.8)%
Service and Parts	831.9	791.6	5.1%	3,248.0	3,083.5	5.3%
Fleet and Wholesale	354.9	355.3	(0.1)%	1,416.8	1,452.7	(2.5)%
Total Revenue	$6,666.7	$6,912.1	(3.6)%	$26,361.3	$26,249.2	0.4%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$269.4	$326.7	(17.5)%	$1,108.4	$1,176.4	(5.8)%
Used Vehicles	91.7	98.3	(6.7)%	448.5	446.7	0.4%
Finance and Insurance, Net	198.5	205.5	(3.4)%	797.4	804.2	(0.8)%
Service and Parts	482.2	460.2	4.8%	1,907.5	1,787.1	6.7%
Fleet and Wholesale	11.4	16.9	(32.5)%	60.4	68.5	(11.8)%
Total Gross Profit	$1,053.2	$1,107.6	(4.9)%	$4,322.2	$4,282.9	0.9%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,310	$59,235	1.8%	$59,114	$57,532	2.7%
Used Vehicles	40,258	37,776	6.6%	39,281	35,859	9.5%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,673	$5,122	(8.8)%	$4,886	$5,123	(4.6)%
Used Vehicles	1,758	1,819	(3.4)%	2,051	1,874	9.4%
Finance and Insurance (excluding agency)	1,881	1,804	4.3%	1,861	1,771	5.1%
Agency	2,373	2,522	(5.9)%	2,428	2,334	4.0%

Retail Automotive Same-Store Gross Margin:
New Vehicles	8.5%	9.3%	(80)bps	9.0%	9.5%	(50)bps
Used Vehicles	4.4%	4.8%	(40)bps	5.2%	5.2%	—bps
Service and Parts	58.0%	58.1%	(10)bps	58.7%	58.0%	+70bps
Fleet and Wholesale	3.2%	4.8%	(160)bps	4.3%	4.7%	(40)bps
Total Gross Margin	15.8%	16.0%	(20)bps	16.4%	16.3%	+10bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	47.7%	50.9%	(320)bps	46.7%	47.1%	(40)bps
Used Vehicles	31.5%	29.5%	+200bps	32.6%	32.6%	—bps
Finance and Insurance, Net	3.0%	3.0%	—bps	3.0%	3.1%	(10)bps
Service and Parts	12.5%	11.5%	+100bps	12.3%	11.7%	+60bps
Fleet and Wholesale	5.3%	5.1%	+20bps	5.4%	5.5%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	25.6%	29.5%	(390)bps	25.6%	27.5%	(190)bps
Used Vehicles	8.7%	8.9%	(20)bps	10.4%	10.4%	—bps
Finance and Insurance, Net	18.8%	18.6%	+20bps	18.4%	18.8%	(40)bps
Service and Parts	45.8%	41.5%	+430bps	44.1%	41.7%	+240bps
Fleet and Wholesale	1.1%	1.5%	(40)bps	1.5%	1.6%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Retail Commercial Truck Units:
New Retail	3,034	3,544	(14.4)%	15,709	16,923	(7.2)%
Used Retail	755	888	(15.0)%	3,241	3,628	(10.7)%
Total	3,789	4,432	(14.5)%	18,950	20,551	(7.8)%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$449.0	$494.6	(9.2)%	$2,252.5	$2,359.5	(4.5)%
Used Vehicles	51.5	55.8	(7.7)%	228.7	227.0	0.7%
Finance and Insurance, Net	2.9	4.1	(29.3)%	15.1	18.8	(19.7)%
Service and Parts	216.7	210.7	2.8%	892.4	886.3	0.7%
Wholesale and Other	5.3	8.5	(37.6)%	22.6	29.5	(23.4)%
Total Revenue	$725.4	$773.7	(6.2)%	$3,411.3	$3,521.1	(3.1)%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$24.9	$36.0	(30.8)%	$129.7	$155.9	(16.8)%
Used Vehicles	1.7	5.2	(67.3)%	16.6	16.7	(0.6)%
Finance and Insurance, Net	2.9	4.1	(29.3)%	15.1	18.8	(19.7)%
Service and Parts	89.3	90.1	(0.9)%	369.0	380.3	(3.0)%
Wholesale and Other	2.6	2.7	(3.7)%	11.9	12.8	(7.0)%
Total Gross Profit	$121.4	$138.1	(12.1)%	$542.3	$584.5	(7.2)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$147,989	$139,570	6.0%	$143,389	$139,428	2.8%
Used Vehicles	68,170	62,891	8.4%	70,574	62,580	12.8%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$8,203	$10,183	(19.4)%	$8,256	$9,214	(10.4)%
Used Vehicles	2,265	5,739	(60.5)%	5,129	4,612	11.2%
Finance and Insurance	764	930	(17.8)%	795	917	(13.3)%

Retail Commercial Truck Gross Margin:
New Vehicles	5.5%	7.3%	(180)bps	5.8%	6.6%	(80)bps
Used Vehicles	3.3%	9.3%	(600)bps	7.3%	7.4%	(10)bps
Service and Parts	41.2%	42.8%	(160)bps	41.3%	42.9%	(160)bps
Wholesale and Other	49.1%	31.8%	+1,730bps	52.7%	43.4%	+930bps
Total Gross Margin	16.7%	17.8%	(110)bps	15.9%	16.6%	(70)bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	61.9%	63.9%	(200)bps	66.0%	67.0%	(100)bps
Used Vehicles	7.1%	7.2%	(10)bps	6.7%	6.4%	+30bps
Finance and Insurance, Net	0.4%	0.5%	(10)bps	0.4%	0.5%	(10)bps
Service and Parts	29.9%	27.2%	+270bps	26.2%	25.2%	+100bps
Wholesale and Other	0.7%	1.2%	(50)bps	0.7%	0.9%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	20.5%	26.1%	(560)bps	23.9%	26.7%	(280)bps
Used Vehicles	1.4%	3.8%	(240)bps	3.1%	2.9%	+20bps
Finance and Insurance, Net	2.4%	3.0%	(60)bps	2.8%	3.2%	(40)bps
Service and Parts	73.6%	65.2%	+840bps	68.0%	65.1%	+290bps
Wholesale and Other	2.1%	1.9%	+20bps	2.2%	2.1%	+10bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Retail Commercial Truck Same-Store Units:
New Retail	3,028	3,543	(14.5)%	14,580	16,362	(10.9)%
Used Retail	755	888	(15.0)%	3,148	3,593	(12.4)%
Total	3,783	4,431	(14.6)%	17,728	19,955	(11.2)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$448.3	$494.5	(9.3)%	$2,072.7	$2,272.6	(8.8)%
Used Vehicles	51.5	55.8	(7.7)%	222.7	224.6	(0.8)%
Finance and Insurance, Net	2.9	4.1	(29.3)%	13.0	17.2	(24.4)%
Service and Parts	216.5	209.5	3.3%	857.8	862.8	(0.6)%
Wholesale and Other	5.3	8.6	(38.4)%	21.5	29.2	(26.4)%
Total Revenue	$724.5	$772.5	(6.2)%	$3,187.7	$3,406.4	(6.4)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$24.9	$36.1	(31.0)%	$117.8	$148.6	(20.7)%
Used Vehicles	1.7	5.1	(66.7)%	16.0	16.5	(3.0)%
Finance and Insurance, Net	2.9	4.1	(29.3)%	13.0	17.2	(24.4)%
Service and Parts	89.3	89.4	(0.1)%	353.4	369.0	(4.2)%
Wholesale and Other	2.4	2.5	(4.0)%	11.4	11.8	(3.4)%
Total Gross Profit	$121.2	$137.2	(11.7)%	$511.6	$563.1	(9.1)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$148,055	$139,577	6.1%	$142,159	$138,896	2.3%
Used Vehicles	68,170	62,891	8.4%	70,742	62,501	13.2%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$8,227	$10,187	(19.2)%	$8,079	$9,083	(11.1)%
Used Vehicles	2,265	5,739	(60.5)%	5,088	4,586	10.9%
Finance and Insurance	765	930	(17.7)%	734	861	(14.8)%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.6%	7.3%	(170)bps	5.7%	6.5%	(80)bps
Used Vehicles	3.3%	9.1%	(580)bps	7.2%	7.3%	(10)bps
Service and Parts	41.2%	42.7%	(150)bps	41.2%	42.8%	(160)bps
Wholesale and Other	45.3%	29.1%	+1,620bps	53.0%	40.4%	+1,260bps
Total Gross Margin	16.7%	17.8%	(110)bps	16.0%	16.5%	(50)bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	61.9%	64.0%	(210)bps	65.0%	66.7%	(170)bps
Used Vehicles	7.1%	7.2%	(10)bps	7.0%	6.6%	+40bps
Finance and Insurance, Net	0.4%	0.5%	(10)bps	0.4%	0.5%	(10)bps
Service and Parts	29.9%	27.1%	+280bps	26.9%	25.3%	+160bps
Wholesale and Other	0.7%	1.2%	(50)bps	0.7%	0.9%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	20.5%	26.3%	(580)bps	23.0%	26.4%	(340)bps
Used Vehicles	1.4%	3.7%	(230)bps	3.1%	2.9%	+20bps
Finance and Insurance, Net	2.4%	3.0%	(60)bps	2.5%	3.1%	(60)bps
Service and Parts	73.7%	65.2%	+850bps	69.1%	65.5%	+360bps
Wholesale and Other	2.0%	1.8%	+20bps	2.3%	2.1%	+20bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	25%	27%	25%	25%
Audi	9%	9%	9%	10%
Porsche	10%	10%	10%	9%
Mercedes-Benz	8%	8%	8%	8%
Land Rover / Jaguar	6%	7%	7%	7%
Ferrari / Maserati	3%	3%	3%	3%
Lexus	6%	5%	5%	5%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	1%	2%	2%
Total Premium	71%	72%	71%	71%
Volume Non-U.S.:
Toyota	14%	13%	13%	13%
Honda	5%	5%	5%	5%
Volkswagen	2%	2%	2%	2%
Hyundai	1%	2%	2%	1%
Others	1%	1%	1%	1%
Total Volume Non-U.S.	23%	23%	23%	22%
U.S.:
General Motors / Stellantis / Ford	3%	2%	3%	2%
Used Vehicle Dealerships	3%	3%	3%	5%
Total	100%	100%	100%	100%

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Cash Flow and Other Highlights:	2025		2024		2025		2024
($ Amounts in Millions)
Capital expenditures	$	85.9	$	89.1	$	324.6	$	377.8
Cash paid for acquisitions	$	—	$	148.8	$	21.5	$	786.2
PMG common control transaction	$	363.6	$	—	$	363.6	$	—
Proceeds from sale of dealerships	$	39.8	$	53.9	$	119.9	$	82.1
Dividends	$	91.1	$	79.7	$	343.8	$	274.4
Stock repurchases:
Aggregate purchase price	$	40.7	$	1.0	$	182.3	$	77.5
Shares repurchased		244,289		6,172		1,178,411		517,245

Balance Sheet and Other Highlights:	December 31, 2025	December 31, 2024
(Amounts in Millions)
Cash and Cash Equivalents	$64.7	$83.6
Inventories	$4,814.7	$4,710.7
Total Floor Plan Notes Payable	$4,094.3	$4,082.9
Total Long-Term Debt	$2,165.5	$1,852.0
Equity	$5,580.9	$5,418.5

Debt to Total Capitalization Ratio	28.0%	25.5%
Leverage Ratio (1)	1.5x	1.2x
New vehicle days' supply	49 days	49 days
Used vehicle days' supply	49 days	47 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended
	December 31,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change	% Change

Net Income	$186.7	$250.2	$(63.5)	(25.4)%
Add: Depreciation	44.8	41.8	3.0	7.2%
Other Interest Expense	25.7	23.7	2.0	8.4%
Income Taxes	68.8	77.9	(9.1)	(11.7)%
EBITDA	$326.0	$393.6	$(67.6)	(17.2)%

	Twelve Months Ended
	December 31,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change	% Change

Net Income	$937.9	$973.4	$(35.5)	(3.6)%
Add: Depreciation	172.3	161.3	11.0	6.8%
Other Interest Expense	91.6	87.9	3.7	4.2%
Income Taxes	325.8	316.4	9.4	3.0%
EBITDA	$1,527.6	$1,539.0	$(11.4)	(0.7)%

14

Our quarterly and annual results include the impact of certain impairments and other charges, as well as the full quarterly and annual results of Penske Motor Group in all periods, which is required by GAAP for common control transactions. The following tables present key adjusted financial line items excluding certain impairments and other charges and presents the acquisition of Penske Motor Group as if we acquired it on November 1, 2025, without common control accounting. Management believes this presentation is useful to investors in evaluating the Company’s operating performance and comparability across periods.

	Three Months Ended December 31, 2025
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Impairments and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$7,769.2	$—	$—	$7,769.2	$(115.8)	$7,653.4
Gross Profit	$1,243.8	$—	$—	$1,243.8	$(16.6)	$1,227.2
Selling, General, & Administrative Expenses	$924.0	$—	$(7.3)	$916.7	$(12.4)	$904.3
EBITDA	$326.0	$—	$7.3	$333.3	$(4.0)	$329.3
Net Income Before Taxes	$255.5	$—	$7.3	$262.8	$(3.7)	$259.1
Net Income Attributable to Common Stockholders	$186.1	$—	$5.4	$191.5	$(3.7)	$187.8
Earnings Per Share	$2.83	$—	$0.08	$2.91	$(0.06)	$2.85

SG&A to Gross Profit	74.3%			73.7%		73.7%
New Retail Automotive Units	52,907	—	—	52,907	(1,732)	51,175
Used Retail Automotive Units	52,571	—	—	52,571	(555)	52,016

	Three Months Ended December 31, 2024
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Impairments and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$8,077.6	$—	$—	$8,077.6	$(357.7)	$7,719.9
Gross Profit	$1,313.1	$—	$—	$1,313.1	$(52.3)	$1,260.8
Selling, General, & Administrative Expenses	$924.0	$—	$—	$924.0	$(38.0)	$886.0
EBITDA	$393.6	$—	$—	$393.6	$(13.7)	$379.9
Net Income Before Taxes	$328.1	$—	$—	$328.1	$(12.9)	$315.2
Net Income Attributable to Common Stockholders	$249.3	$—	$—	$249.3	$(12.9)	$236.4
Earnings Per Share	$3.73	$—	$—	$3.73	$(0.19)	$3.54

SG&A to Gross Profit	70.4%			70.4%		70.3%
New Retail Automotive Units	60,727	—	—	60,727	(5,336)	55,391
Used Retail Automotive Units	55,869	—	—	55,869	(1,835)	54,034

15

	Twelve Months Ended December 31, 2025
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Impairments and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$31,808.5	$—	$—	$31,808.5	$(1,193.0)	$30,615.5
Gross Profit	$5,217.0	$—	$—	$5,217.0	$(175.1)	$5,041.9
Selling, General, & Administrative Expenses	$3,764.0	$—	$(32.5)	$3,731.5	$(125.0)	$3,606.5
EBITDA	$1,527.6	$(52.3)	$32.5	$1,507.8	$(48.6)	$1,459.2
Net Income Before Taxes	$1,263.7	$(52.3)	$32.5	$1,243.9	$(45.6)	$1,198.3
Net Income Attributable to Common Stockholders	$935.4	$(38.9)	$26.3	$922.8	$(45.6)	$877.2
Earnings Per Share	$14.13	$(0.58)	$0.39	$13.94	$(0.69)	$13.25

SG&A to Gross Profit	72.1%			71.5%		71.5%
New Retail Automotive Units	215,536	—	—	215,536	(17,404)	198,132
Used Retail Automotive Units	226,301	—	—	226,301	(6,092)	220,209

	Twelve Months Ended December 31, 2024
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Impairments and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$31,864.8	$—	$—	$31,864.8	$(1,409.6)	$30,455.2
Gross Profit	$5,217.1	$—	$—	$5,217.1	$(203.8)	$5,013.3
Selling, General, & Administrative Expenses	$3,685.7	$—	$—	$3,685.7	$(147.2)	$3,538.5
EBITDA	$1,539.0	$—	$—	$1,539.0	$(53.3)	$1,485.7
Net Income Before Taxes	$1,289.8	$—	$—	$1,289.8	$(50.0)	$1,239.9
Net Income Attributable to Common Stockholders	$968.9	$—	$—	$968.9	$(50.0)	$918.9
Earnings Per Share	$14.49	$—	$—	$14.49	$(0.75)	$13.74

SG&A to Gross Profit	70.6%			70.6%		70.6%
New Retail Automotive Units	224,356	—	—	224,356	(19,914)	204,442
Used Retail Automotive Units	255,228	—	—	255,228	(8,620)	246,608
The following table reconciles the leverage ratio as of December 31, 2025, and December 31, 2024:

	Twelve	Twelve
	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2025	December 31, 2024

Net Income	$937.9	$973.4
Add: Depreciation	172.3	161.3
Other Interest Expense	91.6	87.9
Income Taxes	325.8	316.4
EBITDA	$1,527.6	$1,539.0
Less: Gain on Sale of Dealership	(52.3)	—
Add: Impairments and Other Charges	32.5	—
Less: Common Control	(48.6)	(53.3)
Adjusted EBITDA	$1,459.2	$1,485.7

Total Non-Vehicle Long-Term Debt	$2,165.5	$1,852.0
Leverage Ratio	1.5x	1.2x

# # # # # # #

16